Exhibit 3.79

State of Delaware Secretary of State Division of Corporation Delivered 06:16 PM 10/21/2016 FILED 06:16 PM 10/21/2016 SR 20166315520 - File Number 6189758

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.    The name of the limited liability company is BMCH Washington, LLC

.

2.    The Registered Office of the limited liability company in the State of Delaware is located at 2711 Centerville Road, Suite 400                                                                                               (street), in the City of Wilmington

                                     , Zip Code 19808                                                              . The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company

                                                                                                                               .

By:	/s/ James M. Pirrello
Authorized Person

Name:	James M. Pirrello
Print or Type